As filed with the Securities and Exchange Commission on July 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	95-4274680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

 777 North Broadway

Los Angeles, California 90012

(213) 625-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa L. Kim, Esq.

Senior Vice President, General Counsel and Secretary

Cathay General Bancorp

777 North Broadway

Los Angeles, California 90012

(213) 625-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.01 per share	2,000,000	$33.09	$66,180,000	$7,690.12
(1)

Pursuant to the provisions of Rule 416(a) of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of Regulation C under the Securities Act. The average of the high and low per share price for the common stock of the Registrant on July 20, 2015, as reported on the NASDAQ Global Select Market, was $33.09.

PROSPECTUS

CATHAY GENERAL BANCORP

Dividend Reinvestment and Stock Purchase Plan (As Amended and Restated)

2,000,000 Shares of Common Stock

___________________________________

The Dividend Reinvestment and Stock Purchase Plan (As Amended and Restated) (the “Plan”) of Cathay General Bancorp (“Bancorp”), provides owners of Bancorp common stock, $.01 par value (“Common Stock”), with a convenient and economical way to reinvest cash dividends in, and to make optional cash purchases of, additional shares of Common Stock without payment of any brokerage commission or service charge.

Stockholders participating in the Plan may:

•

Automatically reinvest cash dividends on their Common Stock by purchasing shares of Common Stock at the average of the high and low sales price of the Common Stock on the NASDAQ Global Select Market on the date when the shares are acquired from Bancorp (or, if no trade occurred on the NASDAQ Global Select Market on that date, on the next preceding date when a trade occurred).

•

Make cash purchases of Common Stock (in a minimum dollar amount of $600 at any one time and a maximum dollar amount of $15,000 per calendar quarter) at the average of the high and low sales price of the Common Stock on the NASDAQ Global Select Market on the date when the shares are acquired from Bancorp (or, if no trade occurred on the NASDAQ Global Select Market on that date, on the next preceding date when a trade occurred).

The original Dividend Reinvestment Plan was adopted in 1990. The Board of Directors of Bancorp approved the amendment and restatement of the Plan on July 16, 2015 to become effective on August 31, 2015. The Plan was amended and restated to, among other things, eliminate the discount in the purchase price of Common Stock on the reinvestment of cash dividends, provide that the purchase price of any shares of Common Stock purchased with reinvested cash dividends or optional cash purchase will be the average of the high and low sales price on the date of purchase, and change the name to the Dividend Reinvestment and Stock Purchase Plan (As Amended and Restated). This prospectus relates to shares of Common Stock that may be purchased under the Plan on or after the date hereof. If you are already a participant, then your participation will continue under the Plan in the same manner, and to the same extent, as before, unless you elect to terminate your participation or wish to change your options under the Plan.

Stockholders who do not choose to participate in the Plan will continue to receive cash dividends, if and when declared, in the usual manner.

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “CATY.” On July 24, 2015, the last reported sale price of our Common Stock on the NASDAQ Global Select Market was $32.87 per share.

Bancorp’s principal executive offices are located at 777 North Broadway, Los Angeles, California 90012, and its telephone number at that address is (213) 625-4700.

___________________________________

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 1 of this prospectus.

The securities offered hereby are not savings accounts, deposits, or other obligations of any bank or non-bank subsidiary of Bancorp and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

We have not authorized anyone to provide you with information that is different from what is contained in or incorporated by reference into this prospectus. The Plan is not available to any person to whom we may not legally offer it. You should not assume that the information in this prospectus is still accurate as of any date later than the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

___________________________________

The date of this prospectus is July 27, 2015.

 i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) covering the shares of our Common Stock that may be offered pursuant to our Dividend Reinvestment and Stock Purchase Plan (As Amended and Restated). This prospectus, which does not include all of the information in the registration statement, provides you with a general description of the Plan and the securities offered under the Plan. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Plan, and the securities offered. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information” elsewhere in this prospectus.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is accurate or complete at any date other than the dates indicated in these documents. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

In this prospectus, Cathay General Bancorp is sometimes referred to as “Bancorp,” and “we,” “our,” “ours,” and “us” refer to Bancorp and its subsidiaries on a consolidated basis, unless the context otherwise requires.

CATHAY GENERAL BANCORP

Cathay General Bancorp, headquartered in Los Angeles, California, is a Delaware corporation and is a bank holding company under the Bank Holding Company Act of 1956, as amended. It is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. It currently operates 33 branches in California, nine branches in New York State, one in Massachusetts, two in Houston, Texas, three in Washington State, three in the Chicago, Illinois area, one in New Jersey, one in Nevada, one in Hong Kong, and representative offices in Taipei and Shanghai.

RISK FACTORS

There are risks and uncertainties involved with an investment in shares of our Common Stock. For a discussion of the factors that you should consider in connection with an investment in shares of our Common Stock, see our annual reports on Form 10-K (Item 1A in particular), quarterly reports on Form 10-Q and other reports that we file with the SEC from time to time and incorporate by reference into this prospectus. Before making an investment decision, you should read carefully and consider the risk factors incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

FORWARD-LOOKING STATEMENTS

 Certain statements made in this prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. We intend such forward-looking statements to be covered by the safe harbor provision for forward-looking statements in these provisions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including statements about anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, growth plans, acquisition and divestiture opportunities, business prospects, strategic alternatives, business strategies, financial expectations, regulatory and competitive outlook, investment and expenditure plans, financing needs and availability, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “aims,” “anticipates,” “believes,” “can,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “shall,” “should,” “will,” “predicts,” “potential,” “continue,” “possible,” “optimistic,” and variations of these words and similar expressions are intended to identify these forward-looking statements. Forward-looking statements by us are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from:

●	U.S. and international business and economic conditions;

●	possible additional provisions for loan losses and charge-offs;

●	credit risks of lending activities and deterioration in asset or credit quality;

●	current and potential future supervisory action by bank supervisory authorities;

●	increased costs of compliance and other risks associated with changes in regulation;

●	higher capital requirements from the implementation of the Basel III capital standards;

●	compliance with the Bank Secrecy Act and other money laundering statutes and regulations;

●	potential goodwill impairment;

●	liquidity risk;

●	fluctuations in interest rates;

●	risks associated with acquisitions and the expansion of our business into new markets;

●	inflation and deflation;

●	real estate market conditions and the value of real estate collateral;

●	environmental liabilities;

●	our ability to compete with larger competitors;

●	our ability to retain key personnel;

●	successful management of reputational risk;

●	natural disasters and geopolitical events;

●	general economic or business conditions in Asia, and other regions where the Bank has operations;

●	failures, interruptions, or security breaches of our information systems;

●	our ability to adapt our systems to technological changes;

●	risk management processes and strategies;

●	adverse results in legal proceedings;

●	certain provisions in our charter and bylaws that may affect acquisition of us;

●	changes in accounting standards or tax laws and regulations;

●	market disruption and volatility;

●	restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure;

●	issuance of preferred stock;

●	successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; and

●	the soundness of other financial institutions.

These and other factors are further described in our Annual Report on Form 10-K for the year ended December 31, 2014 (Item 1A in particular), and other reports and registration statements we file with the SEC from time to time. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” elsewhere in this prospectus. Actual results in any future period may also vary from the past results discussed in this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. We have no intention and undertake no obligation to update any forward-looking statements or to publicly announce any revision of any forward-looking statements to reflect future developments or events, except as required by law.

USE OF PROCEEDS

The net proceeds to us from the sale of newly issued shares of Common Stock issued under the Plan will be used for general corporate purposes. We do not know precisely the number of shares of Common Stock that may ultimately be sold pursuant to the Plan or the prices at which those shares will be sold, and therefore we cannot determine the amount of proceeds that will be generated. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and the availability of other funds.

DESCRIPTION OF THE PLAN

 The Dividend Reinvestment and Stock Purchase Plan (Amended and Restated) (the “Plan”) consists of the questions and answers appearing below. The original Dividend Reinvestment Plan was adopted in 1990. The Board of Directors of Bancorp approved the amendment and restatement of the Plan on July 16, 2015 to become effective on August 31, 2015. The Plan was amended and restated to, among other things, eliminate the discount in the purchase price of Common Stock on the reinvestment of cash dividends, provide that the purchase price of any shares of Common Stock purchased with reinvested cash dividends or optional cash purchases will be the average of the high and low sales price on the date of purchase, and change the name to the Dividend Reinvestment and Stock Purchase Plan (As Amended and Restated). If you are already a participant, then your participation will continue under the Plan in the same manner, and to the same extent, as before, unless you elect to terminate your participation or wish to change your options under the Plan.

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide owners of common stock, $.01 par value (“Common Stock”), of Cathay General Bancorp (“Bancorp”) with a convenient and economical way to reinvest cash dividends in, and to make optional cash purchases of, additional shares of Bancorp’s Common Stock (“Shares”) without payment of any brokerage commission or service charge (see Question 16). Since the Shares will be purchased from Bancorp, and not on the open market (see Question 13), Bancorp will receive additional funds for general corporate purposes. No commissions will be paid in connection with the purchases.

2.	Who purchases the Shares and administers the Plan for participants?

American Stock Transfer & Trust Company, LLC (the “Administrator”) will administer the Plan for participants. The Administrator will keep the Plan’s records, send to participants a statement of account after each purchase, and perform other duties relating to the Plan. The Administrator purchases Shares from Bancorp as agent for participants in the Plan and credits the Shares to individual accounts maintained for each record holder of Shares who elects to participate (“Plan Accounts”). The Shares will be held for safekeeping by the Administrator until a participant terminates participation in the Plan or until a participant makes a written request for the issuance of certificates for all or part of the Shares. See Question 38 for how you can contact Bancorp and the Administrator regarding the Plan.

3.	Who is eligible to participate?

All record holders of Shares (including Bancorp’s Employee Stock Ownership Plan and Trust, the “Bancorp ESOPT”) are eligible to participate in the Plan. Beneficial owners whose Shares are registered in names other than their own (for instance, in the name of a broker, trustee or a bank nominee) are also eligible, but they must arrange participation in the Plan with the record holder (see Question 4). If, for any reason, you are a beneficial owner who is unable to arrange participation with your broker, trustee or bank nominee, you may participate in the Plan only by having the Shares transferred to your own name. (It may be impractical for certain beneficial owners, for example, owners whose Shares are held in individual retirement accounts, to become record holders of Shares.)

4.	How do beneficial owners of Shares participate in the Plan?

If you are a beneficial owner, but not a record holder, of Shares, you must arrange with the record holder of your Shares to participate in the Plan on your behalf. To join the Plan, the record holder of your Shares must complete, sign and return the Enrollment Form with respect to the Shares beneficially owned by you. In addition, a record holder may enroll online via the website www.amstock.com. The record holder must also notify the Administrator whenever you wish to change options under the Plan, withdraw, or make an optional cash purchase. This means that you will have to give the record holder your instructions and any cash payments you want to invest early enough to meet the deadlines set forth in the Plan. All communications, including statements of account, will be sent only to record holders. You must therefore arrange to have the record holder of your Shares forward to you all information received concerning your investment in the Plan. You should also direct any questions you have concerning your Plan Account to the record holder of your Shares. Of course, if you have difficulty arranging participation in the Plan through the record holder of your Shares, you may participate in the Plan by having your Shares transferred to your own name (see Question 3). References in the Plan to “participants” refer only to record holders of Shares (whether participating for themselves or on behalf of beneficial owners) unless otherwise specified. (Beneficial owners may be subject to certain charges imposed by the record holders of their Shares in connection with participation in the Plan — see Question 16.)

5.	What are the advantages of the Plan?

By participating in the Plan, you may realize the following advantages:

●

You may conveniently purchase Shares at the average of the high and low sales price on the date of purchase (see Question 14) by reinvesting cash dividends on all or on part of the Shares registered in your name.

●	You pay no brokerage commission or service charge in connection with the purchase of Shares under the Plan.

●	You may fully invest your funds under the Plan because fractions of Shares, as well as full Shares, will be purchased for your Plan Account.

●	Your recordkeeping is simplified under the Plan because the Administrator provides participants with periodic statements of Plan Accounts.

●	You ensure safekeeping of the Shares credited to your Plan Account because certificates are not issued unless you request them.

●	You may deliver to the Plan for safekeeping certificates for Shares registered in your name that are subject to the Plan.

6.	How do I join the Plan?

If you are already a participant, then your participation will continue under the Plan in the same manner, and to the same extent, as before, unless you elect to terminate your participation or wish to change your options under the Plan. If you are not a participant, the record holder of your Shares should complete and sign the Enrollment Form and return it to the Administrator or complete the Enrollment Form online. Beneficial owners who are not the record holders of their Shares should arrange participation through their record holders (see Question 4). You may obtain an Enrollment Form and a postage-paid return envelope at any time from Bancorp or the Administrator or via the website www. amstock.com.

7.	What are my alternatives under the Plan?

The Plan provides three options for purchasing Shares:

●	You may elect to have the dividends on all Shares owned by you (including Shares purchased through the Plan) automatically reinvested in additional Shares.

●

You may elect to have the dividends on some of the Shares owned by you (including Shares purchased through the Plan) automatically reinvested in additional Shares. Under the Emergency Economic Stabilization Act, passed by Congress in 2008, you must reinvest at least 10% of your dividend distribution each dividend period.

●

You may make optional cash purchases of additional Shares in a minimum dollar amount of $600 at any one time and a maximum dollar amount of $15,000 per calendar quarter per beneficial owner of a Plan Account. You may make optional cash purchases of Shares, which allows the dividends on those Shares to be reinvested in Shares, even if you are not already automatically reinvesting dividends on any of the other Shares held by you.

Shares purchased for you under the Plan (“Plan Shares”) will be credited to your individual Plan Account and will be registered in the name of the Administrator, or its nominee, for your benefit. The Administrator will automatically reinvest any later dividends on Plan Shares credited to your Plan Account. However, unless you elect under the first alternative above to reinvest the dividends on all Shares owned by you, Bancorp will continue to pay dividends directly to you in the usual manner on Shares owned by you that are not Plan Shares. The Plan operates so as to reinvest dividends on a cumulative basis on all Shares designated by you and on all Plan Shares accumulated and held in your Plan Account until you specify otherwise by notice in writing delivered to the Administrator, until you withdraw from the Plan altogether, or until the Plan is terminated. (See Question 30 for the consequence of sale of Shares subject to the Plan.)

8.	How do I fill out the Enrollment Form?

Authorization for the reinvestment of dividends will be made by means of the Enrollment Form. A record holder may enroll by completing, signing and returning the Enrollment Form to the Administrator or by completing the Enrollment Form online at www.amstock.com.

If you choose “Full Dividend Reinvestment,” the Administrator will apply cash dividends on all Shares owned by you now or in the future, together with any optional cash payments, toward the purchase of Plan Shares.

If you choose “Partial Dividend Reinvestment,” the Administrator will apply the cash dividends on only the number of Shares specified on the Enrollment Form, together with any optional cash payments, toward the purchase of Plan Shares. You must reinvest at least 10% of your dividend distribution each dividend period.

If you choose “Optional Cash Purchases Only,” you will continue to receive cash dividends on Shares owned by you in the usual manner. The Administrator will apply any optional cash payments received toward the purchase of Plan Shares, which are credited to your Plan Account. Cash dividends on those Plan Shares will then be reinvested in additional Plan Shares.

Record holders such as brokers and bank nominees may represent several beneficial owners of Shares, not all of whom may wish to participate in the Plan. In those cases, it is not necessary for the record holders to enroll in the Plan all Shares registered in their names. Written notification regarding the number of Shares participating in the Plan must be provided to the Administrator on or before the Record Date. The “Record Date” is the date for determining the holders of Shares entitled to receive a dividend.

The Enrollment Form further directs the Administrator to reinvest automatically any subsequent dividends on Plan Shares held in your Plan Account. Under the Plan, dividends will be reinvested on a cumulative basis on the Shares designated on the Enrollment Form and on all Plan Shares held in the Plan Account, until you specify otherwise or withdraw from the Plan altogether, or the Plan is terminated.

9.	When will cash dividends be invested in and optional cash purchases be made of Shares?

Purchases of Shares under the Plan will be made on the applicable “Investment Date.” The Investment Date for cash dividends will be the dividend payment date. The Investment Date for optional cash purchases will be the last day of each month, except in those months in which a cash dividend is paid. In months when a cash dividend is paid, the Investment Date for optional cash purchases will be the dividend payment date. The Investment Date will never be later than the last day of each month, unless required by applicable federal securities law. If an Investment Date falls on a Saturday, Sunday or holiday, the Investment Date will be the next business day in California.

You will become the owner of Shares purchased under the Plan as of the date of purchase. Payments for optional cash purchases must be received by the Administrator no earlier than 30 calendar days and no later than five business days before an optional cash purchase Investment Date. Optional cash payments received by the Administrator at other times will be returned to the participant without interest. SINCE NO INTEREST IS PAID ON OPTIONAL CASH PAYMENTS OR OTHER FUNDS IN THE PLAN, PARTICIPANTS ARE URGED STRONGLY TO REFRAIN FROM SENDING OPTIONAL CASH PAYMENTS UNTIL SHORTLY BEFORE AN INVESTMENT DATE. NEVERTHELESS, PARTICIPANTS SHOULD ALLOW SUFFICIENT TIME TO INSURE THAT PAYMENTS ARE RECEIVED NO LATER THAN FIVE BUSINESS DAYS BEFORE AN INVESTMENT DATE.

10.	May I change options under the Plan?

Yes. You may, at any time, change options under the Plan by sending a new completed and signed Enrollment Form to the Administrator or completing a new Enrollment Form online. Any change concerning the reinvestment of dividends must be received by the Administrator at least five business days before the Record Date for the dividend if the change is to become effective with respect to that dividend. (See Questions 24 and 25 for instructions on how to terminate your participation in the Plan.)

11.	When will investment of dividends on Shares begin?

If the Administrator receives your Enrollment Form on or before a Record Date, reinvestment of your dividends will begin with that dividend.

12.	How does the optional cash purchase feature work?

As a participant in the Plan, you may make optional cash purchases of additional Shares during the time period set forth in Question 9. You have no obligation to make any optional cash purchases. Optional cash purchases may be made at irregular intervals. The amount of each optional cash purchase may vary, but each optional cash purchase must be for a minimum of $600 and cannot exceed $15,000 in any one calendar quarter per beneficial owner of a Plan Account. Participants who are the beneficial owners of more than one Plan Account are still limited to optional cash purchases of a maximum of $15,000 per calendar quarter. Bancorp reserves the right to return to participants cash payments that it determines, in its sole discretion, are being submitted in an attempt to circumvent this restriction.

Optional cash purchases may be made by forwarding to the Administrator a check payable to “American Stock Transfer & Trust Company, LLC” or an ACH payment with the cash payment stub that will be attached to each account statement. Persons not already participating in the Plan must complete an Enrollment Form either by mail or online to make their first optional cash purchase. Checks and ACH payments must be in United States dollars. No interest will be paid on optional cash payments held by the Administrator pending the purchase of Shares. (See Question 9.)

Optional cash payments received by the Administrator will be returned to you if you request the return in writing and the Administrator receives the request at least two business days before the Investment Date for optional cash payments.

If for any reason your check or ACH payment is returned as unpaid, the Administrator reserves the right to reverse any transactions that have been processed to your Plan Account or to sell Shares that have been purchased with the returned check or ACH. If the amount received from the sale of Shares is not sufficient to satisfy the amount of your returned check or ACH, then additional Shares will be sold from your Plan Account to satisfy the amount of your returned check or ACH. Additional Shares will also be sold from your Plan Account to satisfy the returned check fee of $25. “ACH” means a transaction processed through the Automated Clearing House.

13.	What is the source of Shares purchased under the Plan?

Shares purchased under the Plan come from authorized but unissued Common Stock of Bancorp. Shares to be purchased under the Plan will not be acquired in the open market.

14.	What is the price of Shares purchased under the Plan?

The price of Shares purchased from Bancorp with cash dividends by all participants (including the Bancorp ESOPT) or optional cash purchases by all participants (including the Bancorp ESOPT) will be equal to the average of the high and low sales price of the Shares as reported on the NASDAQ Global Select Market (or on such other principal market on which the Common Stock may be listed for trading at that time) on the Investment Date (as defined in Question 9).

If no trade on the Shares occurred on an Investment Date, then the average of the high and low sales price of the Shares on the NASDAQ Global Stock Market on the next preceding date when a trade occurred will be used. (See Question 35 for a discussion of the federal income tax treatment of participation in the Plan.)

15.	How will the number of Shares purchased for my Plan Account be determined?

All dividends for Plan participants will be paid directly to the Administrator. The number of Shares that will be purchased for your Plan Account on any Investment Date will depend on the amount of your dividends to be reinvested, the amount of any optional cash payments, and the applicable purchase price of the Shares. Your Plan Account will be credited with the number of Shares (including fractions computed to three decimal places) that results from dividing the total dollar amount of dividends or optional cash payments to be invested on an Investment Date by the applicable purchase price (computed to three decimal places).

If sufficient Shares for all Plan participants are not available for purchase by the Administrator within the 30-day period following any Investment Date, the Administrator will distribute to participants’ accounts, on a pro rata basis, the available Shares (or fractional Shares) and will remit all excess cash dividends or optional cash payments to the participants at the end of the 30-day period.

16.	Are there any costs to me for my purchases under the Plan?

No. No brokerage fees will be paid by Bancorp or the Administrator for purchases of Shares under the Plan. All costs of administration of the Plan will be paid by Bancorp. However, brokers and nominees may impose charges or fees in connection with their handling of participation in the Plan by fiduciary accounts and nominees. There are transaction fees payable by you in connection with the sale of any Plan Shares in your Plan Account. (See Question 29).

17.	Will dividends be paid on Plan Shares held in my Plan Account?

Yes. All cash dividends paid on the Plan Shares held in your Plan Account and on any fraction of a Plan Share credited to your Plan Account will be automatically reinvested in additional Plan Shares that will be credited to your Plan Account.

18.	What kind of reports will be sent to me?

Within 30 business days after each purchase of Shares for a Plan Account, the Administrator will mail to each participant an account statement showing amounts invested, the purchase price (see Question 14), the number of Shares purchased, the fair market value of those Shares on the Investment Date for federal income tax purposes (see Question 35), and other information for the year to date. These statements are your record of the cost of your purchases and should be retained for income tax and other purposes. Additional information regarding participation in the Plan required by participants for federal income tax purposes will also be sent to you. (See Question 35.) In addition, during the year you will receive copies of the same communications sent to all other record holders of Shares, including Bancorp’s reports to stockholders and annual stockholders’ meeting materials. Beneficial owners participating in the Plan must obtain all information provided by the Administrator from the record holders of their Shares. (See Question 4.)

19.	Will I receive certificates for Plan Shares purchased under the Plan?

Shares purchased by the Administrator for your Plan Account will be registered in the name of the Administrator, or its nominee, for your benefit. Certificates for these Shares will not be issued to you unless you so request. The total number of Plan Shares credited to your Plan Account will be shown on each account statement. This custodial service helps to protect you against the risk of loss, theft or destruction of stock certificates.

Without terminating your participation in the Plan, you may request the issuance of certificates for all or some of the whole Plan Shares held in your Plan Account by sending written notification to the Administrator. Issuance of a certificate for Plan Shares will withdraw the Shares from your Plan Account. If you are participating in the full dividend reinvestment feature of the Plan, dividends on the withdrawn Shares will continue to be reinvested until you sell those Shares, until you terminate your participation in the Plan altogether, or until Bancorp terminates the Plan. If you are participating in the partial dividend reinvestment feature or in the optional cash purchase feature of the Plan, dividends on the withdrawn Shares will be made in cash. In any case, any remaining whole Plan Shares and fractions of a Plan Share will continue to be credited to your Plan Account, and dividends on those Plan Shares will continue to be reinvested.

Certificates for Plan Shares purchased with optional cash payments will be issued by the Administrator, upon your written request, 15 business days after the Investment Date on which the Plan Shares were purchased. If you request a certificate to be issued immediately, your optional cash purchase must be made by cashier’s check.

Certificates for fractions of Plan Shares will not be issued under any circumstances.

20.	In whose name will certificates be registered when issued?

When issued, certificates for Plan Shares will be registered in the name of the Administrator, or its nominee, for the benefit of the record holder who established the Plan Account. Plan Shares will be registered in any other name at any time so long as you so request in writing and present to the Administrator evidence, satisfactory to Bancorp, of compliance with all applicable transfer requirements (including the payment of any applicable transfer taxes). Beneficial owners who are not record holders of the Plan Shares in their Plan Accounts must also comply with applicable transfer requirements if they wish certificates registered in their names.

21.	May Plan Shares in my Plan Account be pledged?

No. You must first request that certificates for Plan Shares credited to your Plan Account be issued to you (see Question 19) before you can pledge those Plan Shares.

22.	May I withdraw Plan Shares held under the Plan at any time?

The Administrator will withdraw Plan Shares from your Plan Account at any time upon receipt of your written request. In order to withdraw Plan Shares, please complete the tear-off portion of any account statement and send it to American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, NY 10269-0560, or access your account online at www.amstock.com, or call the toll free number at 1-888-666-0145. When you withdraw Plan Shares, certificates for those Shares credited to your account under the Plan will be issued to you. Any fractional Share will be paid in cash (see Question 28).

23.	What happens to my Plan Account when part or all of the whole Plan Shares in the account are withdrawn?

As long as the Plan Share balance, including fractional Plan Shares, left in your Plan Account is one or more Share, your Plan Account will remain open and you may continue to participate in the Plan in the manner designated on your Enrollment Form. If the number of Plan Shares in your Plan Account falls below one, Bancorp and the Administrator each reserve the right to close your account and send you a cash payment for the fraction of a Plan Share held in your Plan Account. (See Question 28).

24.	When may I terminate my participation in the Plan?

You may terminate your participation in the Plan at any time. (See Question 25.)

25.	How do I terminate my participation in the Plan?

To terminate your participation in the Plan, you must notify the Administrator in writing of your wish to terminate. (You may use the termination form provided on the back of your account statement to effect the termination.) In addition, upon receipt by the Administrator of proper notification of a participant’s death or incompetence, the participant will be treated as having terminated participation in the Plan. Please complete the tear-off portion of any account statement and send it to American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, NY 10269-0560, or access your account on-line at www.amstock.com, or call the toll free number at 1-888-666-0145. When you terminate your participation in the Plan, certificates for Shares credited to your account under the Plan will be issued to you. Any fractional share will be paid in cash (see Question 28).

If you wish to terminate your participation in the Plan and discontinue the reinvestment of dividends on your Shares, and if your request to terminate is received at least three business days before the Investment Date for that dividend to be paid in cash, the termination will be effected before that Investment Date. If your request to terminate is received by the Administrator less than three business days before the Investment Date for that dividend, your request will be processed, but the dividends paid on that Investment Date will be reinvested for your account, however, all subsequent dividends on all Shares held by you will be paid in cash. Any optional cash payment sent to the Administrator before the request to terminate will be invested for your account, unless a return of the payment is specifically requested in writing and your written request to terminate is received by the Administrator at least two business days before the Investment Date. (See Question 12.)

26.	What happens when I terminate my participation in the Plan?

When you terminate participation in the Plan (or Bancorp terminates the Plan), (i) a certificate for whole Plan Shares credited to your Plan Account will be issued to you, (ii) a cash payment will be made to you for any fraction of a Plan Share (see Question 28), and (iii) any optional cash payments held by the Administrator for investment on your behalf will be returned without interest unless, in the case of a voluntary termination by you, you request that any optional cash payments held by the Administrator be invested in Shares.

After your request for termination has become effective, all later dividends will be paid in cash to you unless you re-enroll in the Plan, which may be done at any time.

27.	May the Plan be amended or discontinued?

Bancorp reserves the right to suspend, modify or terminate the Plan at any time without the consent of beneficial or record owners of Shares. All participants will receive written notification of any such changes. Any modification, suspension or termination will not affect transactions already executed. Bancorp also reserves the right to adopt, and from time to time change, the provisions of the Plan as it deems desirable or appropriate. The Administrator reserves the right to resign at any time upon reasonable written notice to Bancorp.

Upon termination of the Plan, holders of Shares shall have no further right to acquire Shares under the Plan by optional cash purchase or dividend reinvestment. Any optional cash payments held by the Administrator will be returned to participants and, thereafter, all dividends will be paid in cash in the usual manner, including those which have been declared but not yet paid. (See Question 26 for a description of the treatment of Shares held in your account upon termination of the Plan.)

28.	What happens to a fraction of a Plan Share when I withdraw Shares or terminate my participation in the Plan or when the number of Shares on my account is less than one?

When you withdraw Shares or terminate participation in the Plan or the number of Shares in your account falls below one (and Bancorp or the Administrator elect to close your account), a cash adjustment representing any fraction of a Plan Share will be paid to you. The cash payment for a fractional Plan Share will be based on the closing price of the Shares as reported on the NASDAQ Global Select Market (or on such other principal market on which the Common Stock may be listed for trading at that time) for the date on which the Administrator processes your written notice of withdrawal or termination. The Administrator will not sell whole Plan Shares on behalf of participants. All information concerning the sale of Plan Shares is reported to the Internal Revenue Service.

29.	Can I sell my Shares?

Yes. You can sell some or all of the Plan Shares held in your Plan Account. You can complete the tear-off portion of any account statement to sell Plan Shares held in your Plan Account and send it to American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269-0560. You can also access your account online at www.amstock.com or call the toll free number at 1-888-666-0145 to sell Shares. There is a transaction fee of $15 and a $.10 per Share commission to process your sale.

Shares held in your name or for your benefit outside the Plan may be sold through your broker or financial institution who may charge you brokerage, transfer and other transaction fees.

30.	What happens if I sell or transfer Shares registered in my name?

Upon notification to Bancorp’s transfer agent, which currently serves as the Administrator, of the sale or transfer of any Shares subject to the Plan, the Administrator will automatically cease reinvesting the dividends on those Shares under the Plan. The new record holder of the Shares must submit a new Enrollment Form to re-enroll those securities under the Plan.

If you dispose of all Shares held in your name or for your benefit outside the Plan, but keep the Plan Shares that have been credited to your Plan Account, the dividends on the Plan Shares credited to your Plan Account will continue to be reinvested until you notify the Administrator that you wish to terminate your participation in the Plan or until Bancorp terminates the Plan.

31.	What happens if Bancorp issues a stock dividend or declares a stock split on the Shares?

Any stock dividends or split Shares distributed by Bancorp on Plan Shares credited to your Plan Account will be added to your account. Stock dividends or split Shares distributed on Plan Shares for which you hold certificates will be mailed directly to you in the manner used for stockholders who are not participating in the Plan. Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock sale or any corporate action.

32.	Can I vote Plan Shares in my Plan Account at meetings of Stockholders?

Yes. You will receive a proxy both for the total number of Shares held of record and for the Plan Shares credited to your Plan Account. The total number of Shares held may also be voted in person at a meeting.

33.	What are the responsibilities of Bancorp and the Administrator under the Plan?

The Administrator has no responsibility with respect to the preparation and contents of the prospectus covering the public offering of Bancorp’s Shares pursuant to the Plan. Neither Bancorp nor the Administrator, in administering the Plan, is liable for any acts done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of the failure to terminate an account upon a participant’s death before receipt of notice in writing of the death or for purchases and sales or the prices at which purchases and sales are transacted.

NEITHER BANCORP NOR THE ADMINISTRATOR CAN ASSURE YOU OF PROFITS OR PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

34.	How is the Plan to be interpreted?

Any question of interpretation arising under the Plan will be determined by Bancorp, and any determination will be final.

35.	What are the federal income tax consequences of participation in the Plan?

Stockholders whose dividends are reinvested under the Plan will be treated for federal income tax purposes as if they had received a distribution, taxable as a dividend (assuming our earnings and profits equal or exceed the distributions) in an amount equal to the fair market value of the Shares purchased on their behalf with the reinvested cash. As a practical matter, the amount of the dividend to be reported will be the sum of the cash reinvested.

The amount considered a dividend will become your basis in the acquired Shares. The holding period for those Shares begins the day after the Investment Date relating to the purchase. It should be noted that, under the Plan, dividends will continue to be subject to any applicable withholding rules, and only the net amount, after any required withholding, will be reinvested. The entire amount of the dividend, including any amount withheld, will be income to you.

Stockholders who make optional cash purchases of Plan Shares are not expected to receive any taxable income at the time of the purchase of the Plan Shares because the purchase price will not reflect any discount. The amount paid for the Plan Shares (plus any amount considered a distribution) will become the stockholder’s basis in the optional cash purchase Plan Shares.

You will not be treated as receiving taxable income when certificates for Plan Shares are distributed to you. You will recognize gain or loss (which, for most participants, will be capital gain or loss) when whole Plan Shares are sold or exchanged by you after your withdrawal of the Plan Shares from the Plan or the termination of the Plan. You also will recognize gain or loss (which, for most participants, will be capital gain or loss) when you receive a cash payment for a fractional Plan Share credited to your account upon terminating your participation in or Bancorp terminating the Plan. (See Question 28.) The amount of gain or loss on any sale or exchange is the difference between the amount that you receive for your Plan Shares or fractional Plan Shares and the tax basis of those Plan Shares. Under special “wash sales” rules, you may not be able to claim a loss on Bancorp shares sold within 30 days before or 30 days after an Investment Date on which other Plan Shares are issued to you.

You are urged to consult with your own tax advisor for more specific information, especially for rules regarding tax basis in special cases such as death of a participant or a gift of Plan Shares, and with respect to any changes in the tax laws or regulations affecting these matters.

36.	What provision is made for foreign participants subject to income tax withholding?

In the case of foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Administrator will invest an amount equal to their dividends after the deduction and withholding of 30% from any dividends payable to that participant, or such reduced rate as may apply by reason of an applicable tax treaty. Foreign participants who participate in only the optional cash purchase feature of the Plan will continue to receive cash dividends on Shares registered in their names outside their Plan Accounts in the same manner as if they were not participating in the Plan, but cash dividends on Plan Shares credited to their Plan Accounts will be reinvested in Plan Shares. Optional cash purchases must be made in United States dollars and will be made in the same way as optional cash purchases by other participants.

37.	Will my dividends be subject to withholding?

Currently, dividend payments to U.S. taxpayers are not subject to any general federal withholding requirements. However, the “backup withholding” provisions may apply (a) when a participant has failed to supply and certify his or her correct taxpayer identification number to Bancorp, (b) when the Internal Revenue Service notifies Bancorp that the participant has furnished an incorrect taxpayer identification number or is otherwise subject to backup withholding, and (c) when the participant fails to certify to Bancorp that the participant is not subject to backup withholding because the participant is a corporation or within certain other exempt categories. In those circumstances, Bancorp will be required to deduct and withhold 28% from any dividends payable to that participant. If the backup withholding requirements apply to a stockholder participating in the Plan, the Administrator will invest an amount equal to the dividend payable to that participant, after the deduction of the backup withholding tax.

38.	To whom should additional questions regarding the Plan be directed?

Questions regarding the Plan should be directed to either (a) Cathay General Bancorp, by phone at (213) 625-4700, or by mail at 777 Broadway, Los Angeles, California 90012, Attention: Investor Relations, or (b) American Stock Transfer & Trust Company, LLC, by phone at 1-888-666-0145, via its website at www.amstock.com, or by mail at P.O. Box 922, Wall Street Station, New York, NY 10269-0560.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on the Investor Relations page of our website at www.cathaybank.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on those websites is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our filings are available on the Investor Relations page of our website, www.cathaybank.com, or directly from Bancorp. See “Incorporation of Certain Documents by Reference” below.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us the Plan and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below (SEC File No. 001-31830) and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•

Our Current Reports on Form 8-K filed on January 21, 2015 (two) (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition), March 23, 2015, April 22, 2015 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition), May 19, 2015, June 26, 2015, July 20, 2015 and July 21, 2015 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition); and

•	The description of our Common Stock contained in an amendment on Form 8-A/A filed on September 16, 1999, including any amendment or report filed to update such description.

These documents contain important information about us and our financial condition. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

Our filings are available on the Investor Relations page of our website, www.cathaybank.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on that website is part of this prospectus. You may also request a copy of these filings, at no cost (excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus), by writing or telephoning us at:

Cathay General Bancorp

777 North Broadway

Los Angeles, California 90012

Attn: Investor Relations

(213) 625-4700

LEGAL MATTERS

The legality of the shares of Common Stock offered hereby has been passed upon by Lisa L. Kim, who is Senior Vice President, General Counsel and Secretary of Bancorp.

EXPERTS

Our consolidated financial statements as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION

Our officers and directors are entitled, under certain circumstances, to indemnification by virtue of the certificate of incorporation and bylaws of Bancorp, various indemnification agreements with officers and directors, and Section 145 of the Delaware General Corporation Law. With respect to possible indemnification of our directors, officers, and controlling persons for liabilities arising under the Securities Act of 1933, as amended, pursuant to such provisions, we are aware that the SEC has publicly taken the position that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CATHAY GENERAL BANCORP

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN (AS AMENDED AND RESTATED)

2,000,000 Shares of Common Stock

______________________________

PROSPECTUS

_______________________________

July 27, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred and paid by the Registrant in connection with the issuance and distribution of shares of common stock pursuant to the prospectus contained in this registration statement. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$7,691
Legal fees and expenses	50,000
Accounting fees and expenses	5,000
Printing fees and expenses	1,781
Miscellaneous expenses	5,528

Total Expenses	$70,000

Item 15.	Indemnification of Directors and Officers.

The Registrant’s restated bylaws provide for indemnification of its officers, directors, employees and agents to the fullest extent permitted by Delaware law. The Registrant’s restated certificate of incorporation, as amended, also contains a provision, consistent with Delaware law, reducing or eliminating director liability in certain circumstances. The Registrant has entered into indemnification agreements with each director and such officers of the Registrant and its subsidiaries as have been designated by the Board of Directors and expects to enter into similar agreements with its directors and certain officers elected or appointed in the future at the time of their election or appointment.

Section 145 of the Delaware Corporation Law provides that corporations may indemnify an individual made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because the individual is or was a director, officer, employee or agent of the corporation, against liability incurred in the proceeding if the person acted in good faith and reasonably believed his conduct was in the corporation’s best interest or was not opposed to the corporation’s best interest.

Section 145(c) further provides that a corporation shall indemnify an individual who was fully successful on the merits or otherwise in any proceeding to which the director or officer was a party because the individual was or is a director or officer of the corporation, for reasonable expenses actually incurred by the director or officer in connection with the proceeding. Section 145(g) provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent. The Registrant currently maintains policies of directors’ and officers’ liability insurance.

Item 16.	Exhibits.

5.1*	Opinion of Lisa L. Kim

23.1*	Consent of Lisa L. Kim (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP

24.1*	Power of Attorney (included in signature page of the registration statement)

________________________

* Filed herewith.

Item 17.	Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 27th day of July, 2015.

CATHAY GENERAL BANCORP

By: /s/ Dunson K. Cheng
Dunson K. Cheng
Chairman of the Board, President and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dunson K. Cheng and Heng W. Chen, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dunson K. Cheng Dunson K. Cheng	President, Chairman of the Board, Director, and Chief Executive Officer (principal executive officer)	July 27, 2015

/s/ Heng W. Chen Heng W. Chen	Executive Vice President and Chief Financial Officer/Treasurer (principal financial officer and principal accounting officer)	July 27, 2015

/s/ Peter Wu Peter Wu	Director	July 27, 2015

/s/ Anthony M. Tang Anthony M. Tang	Director	July 27, 2015

/s/ Kelly L. Chan Kelly L. Chan	Director	July 27, 2015

/s/Michael M.Y. Chang Michael M.Y. Chang	Director	July 27, 2015

/s/ Thomas C.T. Chiu Thomas C. T. Chiu	Director	July 27, 2015

/s/ Nelson Chung Nelson Chung	Director	July 27, 2015

Signature	Title	Date

/s/ Felix S. Fernandez Felix S. Fernandez	Director	July 27, 2015

/s/ Jane Jelenko Jane Jelenko	Director	July 27, 2015

/s/ Patrick S.D. Lee Patrick S. D. Lee	Director	July 27, 2015

/s/ Ting Liu Ting Liu	Director	July 27, 2015

/s/ Joseph C.H. Poon Joseph C.H. Poon	Director	July 27, 2015

INDEX OF EXHIBITS

EXHIBIT DESCRIPTION

5.1*	Opinion of Lisa L. Kim

23.1*	Consent of Lisa L. Kim (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP

24.1*	Power of Attorney (included in signature page of the registration statement)

_______________________

* Filed herewith.